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SED INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

PARAGON TECHNOLOGIES, INC. GAD PARTNERS FUND LP GAD CAPITAL MANAGEMENT LLC JACK H. JACOBS HESHAM M. GAD DENNIS L. CHANDLER SAMUEL S. WEISER KLAUS-DIETER WURM

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Paragon Calls on SED International Holdings Board to Cease Entrenchment Activities

Issues Warning to SED Board regarding Future Actions

September 23, 2013 – Paragon Technologies, Inc. calls on the existing board of directors of SED International Holdings, Inc. (NYSE MKT: SED) to cease its entrenchment activities in response to Paragon’s proxy contest and significant stock holdings and shareholder support. Paragon, together with its director nominees and one of its affiliates, is the largest shareholder of SED, holding approximately 32.83% of SED’s shares.

Paragon calls on the existing SED board to:

▪	Stop delaying the release of SED’s financial results for the fiscal year ended June 30, 2013. Tell shareholders when you will release these financial results.

▪	Focus on turning-around SED’s deteriorating financial performance, instead of hastily adopting a poison pill entrenchment device under the thinly-veiled pretext of a “Tax Benefits Preservation Rights Plan.” Explain to shareholders why, after having significant NOLs for many years, you have decided that now is the right time to adopt a poison pill, when your board is under threat of being replaced.

▪	Disclose to shareholders your special committee investigation into the “serious charges of dereliction of duty” by members of your board.

▪	Allow shareholders to vote on the election of directors, instead of ignoring Paragon’s valid and lawful call for a special meeting of shareholders to remove and replace your board.

▪	Call the 2013 annual meeting of shareholders promptly. Allow SED’s shareholders their fundamental right to vote on the election of directors. You are required by law to call and hold the annual meeting by December 2013.

If the existing SED board takes any action between now and the 2013 annual meeting of shareholders to thwart or impede Paragon's efforts to elect a new SED board, Paragon will immediately file suit against the SED directors to protect the SED business and its shareholders. If any third party is involved in any such actions, whether through the pretext of a corporate transaction or otherwise, Paragon will also file suit against such third party.

# # #

As of the date hereof, Paragon Technologies, Inc., its largest shareholder Gad Partners Fund LP, and Paragon’s director nominees together beneficially own 1,695,481 shares of common stock of SED International Holdings, Inc., representing approximately 32.83% of SED’s outstanding shares, based on the 5,165,500 shares reported by SED as being outstanding as of May 1, 2013 in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to its quarterly period ended March 31, 2013.

Paragon Technologies, Inc., Gad Partners Fund LP, Gad Capital Management LLC and Paragon’s board nominees will be participants in Paragon’s solicitation of proxies for the election of these nominees to the SED board of directors. Paragon intends to make a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2013 annual meeting of shareholders of SED. SED SHAREHOLDERS SHOULD READ PARAGON’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING SED’S ANNUAL MEETING AND THE SOLICITATION BY PARAGON OF PROXIES TO BE USED AT THE ANNUAL MEETING. SHAREHOLDERS WILL BE ABLE TO OBTAIN COPIES OF PARAGON’S PROXY STATEMENT AND OTHER PROXY SOLICITATION MATERIALS, FREE OF CHARGE, FROM PARAGON, ITS PROXY ADVISOR OR THE SEC’S WEBSITE LOCATED AT WWW.SEC.GOV.

Shareholder Contact:

Alliance Advisors

Peter Casey, 973-873-7710